[CISCO SYSTEMS
CAPITAL LOGO]

Monday, October 25, 1999


David Walsh
Globaltron Communications Corporation
111 N.E.  1st Street
Miami, FL  33132



Dear Mr. Walsh,

Cisco Systems Capital Corporation ("CSC"), a wholly owned subsidiary of Cisco Systems, Inc., specializes in providing innovative finance solutions for Cisco Systems products and services. We are pleased to present this proposal ("Proposal") for the transaction described below:

LESSOR:                             Cisco Systems Capital Corporation

LESSEE:                             Globaltron Communications Corporation

EQUIPMENT:                          Cisco Systems Products, as presented by
                                    Sheldon Friedberg of Cisco Systems, Inc.

MAXIMUM SOFT COSTS:                 In the aggregate, up to $525,000

SHIP TO:                            Location in the U.S. as advised.

PARTIAL SHIPMENTS:                  Please indicate at the bottom of this letter
                                    whether Lessee will accept scheduling of partial purchase order shipments. (If not, please note that Cisco Systems will retain shipments until complete.)

ORIGINAL TERM:                      24 months

RENTAL FACTOR:                      The rental amount, expressed as a percentage
                                    of total equipment cost (including Soft
                                    Costs, "Equipment Cost"), is a 4.68% per month, payable on the first day of each calendar month, based on the lease rate factor of .0468

PERIODIC RENT PAYMENT:              In accordance with the pricing and
                                    configuration referenced above, the rent payment for each Rental Period ("Rent") on the lease would be the total Equipment Cost multiplied by the Lease Rate Factor.


ADVANCE PAYMENTS:                   None, but deemed acceptance of the equipment
                                    will take place 30 days after shipment of the final piece of equipment per schedule.
                                    There is no interim rent, and commencement will take place according to the date referenced above.

SOFT COSTS:                         "Soft Costs," such as shipping, taxes,
                                    installation, cabling, and software may be included in or financed by the lease, as approved by Lessor in its discretion.

NET LEASE:                          This is the net lease transaction under
                                    which all costs, including without
                                    limitation, insurance, maintenance and
                                    taxes, are paid by Lessee for the term of the lease. Manufacturer's guarantees or warranties will be passed on to Lessee.

ADJUSTMENT OF
RENTAL FACTORS:                     The rental amount quoted in this proposal
                                    will be adjusted prior to the date of
                                    preparation of any Equipment Lease Schedule to reflect changes equal to or greater than one quarter of one percent (.25%) in the weekly average of the Three Year Treasury
                                    Note Interest rate, as specified in Federal
                                    Reserve statistical release H.15 from the week preceding the date of this Proposal in the week preceding the date of preparation

October 25, 1999
Page 2

                                    of the Schedule. Changes to the benchmark rate of less than one quarter of one percent (.25%) will not affect the Lease Rate Factor quoted herein. The Three Year Treasury Treasury Note H.15 statistic is publicly available on the Internet at http://www.bog.frb.fed.us/releases/h15/.

INVOICING:                          A single invoice will be furnished monthly,
                                    decalling all Lease Schedules and rental payments due. Freight charges will be added to CSC's invoice and billed to lessee with the first rental payment.

END OF LEASE OPTION:                At the end of the Original Term of the
                                    Lease. Lessee may purchase equipment for
                                    $1.00

UTILIZATION PERIOD:                 All Purchase Orders for equipment under this
                                    proposal shall be submitted no later than 90 days from the date of acceptance.

DOCUMENTATION FEE:                  None

OTHER FEES:                         None

EXPIRATION DATE:                    This Proposal shall terminate 30 days from
                                    today's date.

CREDIT APPROVAL:                    This Proposal includes only a brief
                                    description of the substantive terms and conditions of the contemplated lease transactions and is not intended as a formal commitment of credit by CSC or Cisco
                                    Systems. Any funding by CSC for the purchase of equipment is subject to the ongoing credit approval of CSC (including the absence of any material adverse change in the judgment of CSC, in the business or financial condition or proposal or Lessee) and in satisfactory documentation including as described below. You agree to provide two years' audited financial statements, bank references, a completed credit application and any other required credit information along with the signed copy of this Proposal.
                                    You hereby authorize CSC and/or it's agents to make a complete credit investigation and to relate this information to others as necessary to secure credit approval.

                                    The parties acknowledge that the financing contemplated by this Proposal is subject to the above-referenced conditions and the execution and delivery of all appropriate documents (in form and substance satisfactory to CSC), including without limitation, to the extent applicable, the Master Agreement to Lessee Equipment any Schedule, Lease Assignment of Purchase Order, financing statement, legal opinion and other documents and agreements reasonably required by CSC.

                                    By signing this document, you hereby
                                    authorize CSC to order, when appropriate, for manufacture and delivery, the equipment configuration described herein (or in the attached of future purchase orders) and to file a financing statement in accordance with the Uniform Commercial Codes signed only by CSC or signed by CSC as Lessee's attorney in fact with respect to any of the Equipment.



If, for any reason, you and CSC shall fail to consummate all or any portion of the financing contemplated by this Proposal, you shall be totally responsible for the payment in full of the purchase price (and all related costs and expenses, including Soft Costs), incurred by CSC or Cisco Systems associated with any such outstanding orders. All such orders shall be subject to the standard Terms & Conditions of Sale of Cisco Systems or a Cisco Value Added Reseller, including but not limited to the "net 30" payment terms commencing from date of shipment. Please indicated your acceptance of all of the terms and conditions set forth herein by signing and dating this Proposal in the space provided below by not later than November 25, 1999 at which item this Proposal will expire if not accepted.


This Proposal is confidential and my not be disclosed to any person or entity without our consent.

October 25, 1999
Page 3



Thank you for the opportunity to present this Proposal. We look forward to doing business with you. If you have any questions, please do not hesitate to call me at 408-525-5719.

Sincerely,



Bob Nakano
CISCO SYSTEMS CAPITAL CORPORATION
170 West Tasman Drive
San Jose, Ca 95134-1706 USA
Fax:  408-527-1632
Email:  bnskano@cisco.com           ACKNOWLEDGED AND AGREED:

                                            Globeltron Communications
                                            Corporations (lessee)


                                            By: /s/ illegible
                                            -----------------
                                            Name: David Walsh

                                            Title: UP-CFO
                                            -----------------

                                            Dated: 10/25/99
                                            -----------------

                                            Lessee is/is not (CIRCLE ONE)
                                            willing to accept scheduling of
                                            partial purchase order shipments.
                                            [Note: Failure to circle either
                                            shall be deemed an instruction not
                                            to schedule partial purchase order
                                            shipments.]